Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

     [ ]   Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
     [X]   Definitive Proxy Statement
     [ ]   Definitive Additional Materials
     [ ]   Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                                   GO-VIDEO, INC.
                    ----------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 DOUGLAS KLEIN
- - --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-1l(c)(1)(ii), 14a-6(i)(1), 14a-6(j)(2)
    or Item 22(a)(2) of Schedule 14A.

[ ] $500 per each  party to the  controversy  pursuant  to  Exchange  Act Rule
    14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as  provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed:

                                              GO-VIDEO, INC.
                                              14455 North Hayden Road, Suite 219
                                              Scottsdale, Arizona  85260
- - --------------------------------------------------------------------------------


July 17, 1995

Dear fellow Go-Video Stockholder:

      You  are  cordially   invited  to  attend  our  1995  Annual   Meeting  of
Stockholders, which will begin at 8:00 a.m. at the Orange Tree Resort at 56th Street and Shea Boulevard, Scottsdale, Arizona, on Tuesday, August 29, 1995.

     At the meeting, you will be asked to reelect Tom Linnen and Bill Walker to Go-Video's Board. Both gentlemen have contributed to the forward movement of your company during their first two years as directors and I'm extremely pleased that they have been nominated and agreed to stand for reelection for new three year terms. They bring over sixty-five years of combined experience in growth company management and have used their experience to provide invaluable assistance in the formation of Go-Video's strategic direction. The Go-Video Board of Directors recommends that you vote FOR the proposed slate of directors.

     The second item of business concerns several amendments to the 1991 Nonstatutory Directors' Stock Option Plan (the "Directors' Plan"). I believe that a portion of a director's compensation should directly align their personal financial interests with an increase in shareholder value, specifically the market price of the Company's common stock. Because the Directors' Plan's authorized shares have been almost fully reserved for options issued over the last four years, one of the proposed amendments authorizes and reserves an additional 250,000 common shares for annual option grants. Under the current formula and Board size, this amendment would reserve sufficient shares for another four years. Another proposed amendment to the Directors' Plan authorizes a pro-rata grant of options on the date a new director is appointed to the Board so that a new director's interests would be more quickly aligned with changes in the market price of the Company's Common Stock. The last proposed amendment to the Directors' Plan extends the expiration date of options after a director leaves the Board from a maximum of one to three years. Because a significant component of a director's responsibilities lies in setting the strategic direction of your Company, the value of which is not always realized within a year, the proposed amendment would continue to align the financial interests of directors who will not be standing for reelection with long-term strategic enhancements to shareholder value. The Go-Video Board of Directors recommends that you vote FOR the proposed amendments to the 1991 Directors' Stock Option Plan.

     You may recall that the Company recently changed its fiscal year end to March 31. As a result, information included in this Proxy Statement relates to the previous full fiscal year ended July 31, 1994 and the transition period from August 1, 1994 to March 31, 1995.

     It is important that your shares are represented at the meeting, whether or not you plan to attend the meeting. Accordingly, please complete, date, sign and return promptly your proxy sheet in the enclosed envelope. You may attend the meeting and vote your shares in person if you wish, even if you have previously returned your proxy.

     The Notice of Meeting and Proxy Statement is attached. In addition, your attention is directed to the enclosed 1995 Annual Report to Stockholders. In the Annual Report is a self-addressed comment card which I encourage you to use if you have any questions or observations you wish to share with me, particularly if you will be unable to attend the Annual Meeting in person.

                                    Sincerely,


                                    ROGER B. HACKETT

                                    Roger B. Hackett
                                    Chairman, Chief Executive Officer
                                      and President

                                 GO-VIDEO, INC.
                       14455 North Hayden Road, Suite 219
                           Scottsdale, Arizona 85260

                           NOTICE AND PROXY STATEMENT
                     For the Annual Meeting of Stockholders
                         to be held on August 29, 1995

To the Stockholders of Go-Video, Inc.:

The 1995 Annual Meeting of Stockholders of GO-VIDEO, INC., a Delaware corporation, will be held at the Orange Tree Resort, 10601 North 56th Street (at Shea Boulevard), Scottsdale, Arizona, on Tuesday, August 29, 1995, at 8:00 a.m., Mountain Standard Time, for the following purposes:

1.      To elect two (2) directors to the Board of Directors;

2.      To amend the 1991 Nonstatutory Directors' Stock Option Plan; and

3.      To act upon such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on July 7, 1995, as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof. Shares of Common Stock can be voted at the meeting only if the holder is present at the meeting in person or by valid proxy.

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY, BY VOTING IN PERSON AT THE ANNUAL MEETING, OR BY SUBMITTING A LATER DATED PROXY.

Admission to the Annual Meeting is limited to stockholders or their proxies. Stockholders who hold their shares in "Street" name (shares registered under a broker, bank, or other nominee institution's name) will be admitted to the meeting upon presentation of a written affidavit or statement from the registered institution showing beneficial ownership as of the July 7, 1995 record date. The Annual Meeting will not be open to the public.

                                   By Order of the Board of Directors





                                   Douglas Klein
                                   Vice President, Finance
                                    Secretary and Treasurer
Scottsdale, Arizona
July 17, 1995

                                 GO-VIDEO, INC.
                       14455 North Hayden Road, Suite 219
                           Scottsdale, Arizona 85260
                                 (602) 998-3400

                                PROXY STATEMENT

This Proxy Statement is furnished by the Board of Directors of GO-VIDEO, Inc. (the "Company") in connection with the Annual Meeting of Stockholders to be held at the Orange Tree Resort, 10601 North 56th Street, Scottsdale, Arizona, on Tuesday, August 29, 1995, at 8:00 a.m., Mountain Standard Time. The proxy materials were first mailed on or about July 17, 1995, to shareholders of record at the close of business on July 7, 1995 (the "Record Date"). As of July 7, 1995, there were outstanding 11,328,012 shares of the Company's Common Stock. Each share of Common Stock is entitled to one vote on each matter of business to be considered at the Annual Meeting.

The Company recently changed its fiscal year end to March 31. As a result, various information included in this Proxy Statement relates to the previous full fiscal year and the transition period from August 1, 1994 through March 31, 1995.

The enclosed proxy is solicited by the Board of Directors of the Company (the "Board"). A person giving the enclosed proxy has the power to revoke it at any time before it is exercised by (i) attending the meeting and voting in person,
(ii) duly executing and delivering a proxy bearing a later date, or (iii) sending a written notice of revocation to the Secretary of the Company, which notice shall have been received by the Secretary prior to commencement of voting at the Annual Meeting.

The Company will pay the cost of the proxy solicitation made by the Board, including the charges and expenses of brokerage firms and others who forward solicitation material to beneficial owners of Common Stock. In addition, directors, officers, or employees of the Company may solicit proxies by mail, personal interview, telephone, telegraph or facsimile transmission without additional compensation.

If the enclosed proxy is properly executed and returned to the Company in time to be voted at the meeting, it will be voted as specified on the proxy, unless it is properly revoked prior thereto. If no specification is made in the proxy, the shares represented by the proxy will be voted for the election of the nominees for directors named below and for Proposal 2. With respect to any other matters that may properly come before the meeting, or any adjournment thereof, the proxy will be voted at the discretion of the person(s) named in the proxy.

The election of directors requires a plurality of votes cast at the meeting. All other proposals that properly come before the meeting, including the amendment to the Directors' Plan, require the affirmative vote of the holders of a majority of the voting power of Common Stock represented at the meeting. Abstentions are counted as present at the meeting for such proposals, but because they are not affirmative votes for such proposals, they would have the same effect as votes against the proposal. Broker non-votes are not considered present at the meeting for particular proposals for which the broker withheld authority.

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO IS ENTITLED TO VOTE AT THE MEETING AND WHO MAKES A WRITTEN REQUEST FOR SUCH, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE TRANSITION PERIOD ENDED MARCH 31, 1995, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. REQUESTS SHOULD BE ADDRESSED TO THE SECRETARY AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES.




                       PROPOSAL 1 - ELECTION OF DIRECTORS

The Company's Bylaws provide for a classified Board of Directors that is divided into three classes. Each year the stockholders elect directors for terms of up to three years. Two members of the Board will be elected at the 1995 Annual Meeting.

                             NOMINEES FOR ELECTION

The Board has nominated Thomas E. Linnen and William T. Walker, Jr. for election as directors for terms expiring at the 1998 Annual Meeting of Stockholders.

                    The Board of Directors recommends a vote
                          FOR the following nominees:

For Terms Expiring at the 1998 Annual Meeting

Thomas E. Linnen, age 49, is Vice President - Finance, Secretary and Treasurer of Continental Circuits Corp. (NASQ: CCIR), a manufacturer of multi-layer, surface mount circuit boards based in Phoenix, Arizona. Prior to joining Continental Circuits in 1987, Mr. Linnen was Vice President - Finance for ITT Systems, Tempe, Arizona. Mr. Linnen has over twenty-five years of experience in corporate finance and accounting positions, holds a C.P.A. certificate, and serves as Chairman of the Audit Committee and a member of the Compensation Committee of the Board of Directors of the Company. Mr Linnen also serves as a member of the board of directors for Innovonics, Inc. Mr. Linnen received a Bachelor of Science Degree in Business Administration from the University of Wisconsin.

William T. Walker, Jr., age 63, is Chairman and President of Walker Associates, a Beverly Hills, California- based corporate finance consulting firm which he founded in 1985. Mr. Walker has over forty years of experience in the capital markets industry and currently serves as a member of the board of directors of AmeriQuest Technologies, Inc. (NYSE: AQS) (formerly CMS Enhancements, Inc.) and Fortune Petroleum Corporation (AMEX: FPX). Mr. Walker also serves on the compensation committees of Fortune Petroleum and Go-Video. Mr. Walker has been a member of the board of the Securities Industry Association, Chairman of the California District Securities Industry Association, Governor of the Pacific Stock Exchange, President of the Bond Club of Los Angeles, and a member of the American Stock Exchange Advisory Committee. Mr. Walker graduated from Culver Military Academy and attended Stanford University.

                              CONTINUING DIRECTORS

Terms Expiring at the 1996 Annual Meeting

R. Terren Dunlap, age 50, is a co-founder of the Company and has served as a director since its incorporation in 1984. He served as President from the Company's organization in 1984 until 1988 when he was elected Chief Executive Officer and Chairman of the Board. He served in these capacities until March 1994, when he was reassigned as Special Projects Coordinator for the Company. Mr. Dunlap is a member of the American Electronics Association, having served on its national board; a member of the Electronics Industry Association; a member of the Arizona State University West Advisory Board; and a member of the Arizona and Ohio State Bar Associations. Mr. Dunlap received his Juris Doctorate Degree from Ohio Northern University and his Bachelor of Science Degree in Business Administration from Ashland University.

Roger B. Hackett, age 44, was first elected to the Board of Directors in December 1992 and joined the Company as President and Chief Operating Officer in January 1993. In March 1994, Mr. Hackett was elected Chief Executive Officer and Chairman of the Board. Prior to joining the Company as President, Mr. Hackett served as Senior Vice President, Corporate Affairs, of Serving Software Inc., a Minneapolis, Minnesota-based provider of computer software used in the health care industry. In 1986, Mr. Hackett founded the CAMS division of ATI Medical, Inc., a provider of "critical care" medical equipment, and over six years developed CAMS into one of the leading providers of bar-code-based information systems for the health care industry. In 1992, Mr. Hackett negotiated the sale of the CAMS division to Serving Software. He also served as a director of Serving Software from January 1993 until September 1994 when Serving Software was acquired by HBO & Co., a health care information systems company. Mr. Hackett serves as a director of Medi-Serv, a privately-held company providing health care information systems. Mr. Hackett received a Bachelor of Science Degree in Business Administration from Ohio State University.

Terms Expiring at the 1997 Annual Meeting

Thomas F. Hartley, Jr., age 45, has served as a director of the Company since November 1991. Mr. Hartley is currently President of Johnson & Higgins of Arizona, the Arizona subsidiary of a large privately-owned insurance brokerage and consulting firm, with headquarters in New York City and over 100 offices worldwide. Prior to joining Johnson & Higgins in 1983, Mr. Hartley was Assistant Vice President with Marsh & McLennan in Phoenix and New York, and an officer in the U.S. Navy's nuclear submarine program. Mr. Hartley serves as Chairman of the Compensation Committee of the Board of Directors of the Company. Mr. Hartley is on the boards of directors of various community and professional organizations, including the Phoenix Symphony, the Phoenix Economic Club, the Arizona Association of Insurance Brokers, and the Arizona State University-First Interstate Center for Services Marketing. He is also a member of Valley Leadership and the Arizona State University Business School Dean's Council of
100. Mr. Hartley received a Bachelor of Science Degree from the U.S. Naval Academy and a Masters in Business Administration from New York University.

Ralph F. Palaia, age 45, is President of Ralph F. Palaia & Assoc., a marketing and distribution firm founded in April 1994 performing consultation, independent sales representation, and importation and distribution of consumer electronics and other products. From February 1991 to April 1994, Mr. Palaia served in several sales and marketing executive positions, most recently as Senior Vice President of Marketing and Sales for Philips Consumer Electronics, Knoxville, Tennessee, a division of Philips N.V., a leading international manufacturer and distributor of consumer electronic products. Earlier positions with Philips included Vice President of Retail Sales, Vice President of National Account Sales, and Vice President of Marketing for the Personal Computer Category. Prior to joining Philips in February 1991, Mr. Palaia founded MGN Technology Corp., Knoxville, Tennessee, in 1987 and served as its President until he sold the company to Craig Electronics in December 1990. From 1984 until 1987, Mr. Palaia was Director of Marketing for the VCR-Camcorder Product Group of Philips. He received a Bachelor of Arts Degree in Economics from Duke University.

Meetings and Committees of the Board of Directors

During the fiscal year ended July 31, 1994, the Board met nine times. During the eight month transition period ended March 31, 1995, the Board met five times. The Board has standing Audit and Compensation committees.

The Audit Committee is responsible for evaluating the Company's system of accounting controls and approves the scope of the annual audit. The committee consists of Thomas E. Linnen (Chairman) and, until December 8, 1994, Richard L. Barrett. The Committee had two formal meetings during the fiscal year ended July 31, 1994 and one formal meeting during the transition period ended March 31, 1995.

The Compensation Committee consists of Thomas F. Hartley, Jr. (Chairman), Richard L. Barrett (until December 8, 1994), Thomas E. Linnen, and William T. Walker, Jr. The Committee acts on matters related to executive officer compensation and grants of stock options pursuant to the Company's stock option plans. None of the members of the Compensation Committee is eligible to receive stock options under the Company's plans that they administer. The Compensation Committee had six formal meetings during the fiscal year ended July 31, 1994 and six formal meetings during the transition period ended March 31, 1995.

The Board had designated a Strategic Opportunities Committee, which was responsible for evaluating strategic opportunities presented to the Company. The Committee consisted of William T. Walker, Jr. (Chairman), R. Terren Dunlap, and Roger B. Hackett. The Strategic Opportunities Committee had no formal meetings during the fiscal year ended July 31, 1994 and was dissolved in April 1995.

All non-employee directors of the Company receive an annual retainer fee of $15,000 paid in quarterly installments. All directors, including employee directors, also receive an annual grant of options to purchase Common Stock from the 1991 Nonstatutory Director's Stock Option Plan (the "Directors' Plan"). The Board of Directors and stockholders of the Company adopted the Directors' Plan effective November 1, 1991. The Directors' Plan provides for the automatic annual grant of stock options to directors serving as of September 1 of each year. On that date, the Chairman is automatically granted options to purchase 20,000 shares of Common Stock and each other director is automatically granted options to purchase 10,000 shares of Common Stock. The exercise price for all options is the fair market value of the Common Stock on the date of grant. Each option expires on the 10th anniversary date of its grant unless earlier terminated in accordance with the Directors' Plan (see "Proposal 2" regarding certain amendments to the Directors' Plan).


                             EXECUTIVE COMPENSATION

Report of the Compensation Committee

Committee Role

As part of its function, the Compensation Committee reviews the Company's executive compensation programs to ensure they (i) are competitive with companies of comparable size and complexity and those within the consumer electronic equipment industry; (ii) reflect both stockholders' and participants' best interests; (iii) are responsive to both short and long-term corporate and individual performance goals; and (iv) provide the necessary incentives for the executives to further stockholders' financial interests in the Company. In performing this review, the Committee utilizes compensation data collected from industry association studies on compensation and corporate performance data provided by the Company. This data includes information concerning a peer group of companies which the Company considers its primary competitors for both executive talent and business opportunities. These peer companies for executive talent are not identical to the group of companies identified under the section "Stock Performance Graph". The groups are not the same because compensation data was obtained from trade studies which did not disclose individual company participants and also included privately-owned competitors which do not have publicly-traded common stock results to incorporate into the stock performance chart.

Compensation Philosophy

The Company's executive compensation philosophy, which serves as the foundation of the total compensation package, is based on the following principals:

     *   Programs  must  be  supportive  of  the  Company's  strategic  business
         objectives  and  thereby  stockholders'   financial  interests  in  the
         Company.

     * A significant ownership interest in the Company by senior executives promotes those behaviors and actions that will result in an alignment of stockholder and management interests.

     * The total compensation package for executive officers should be competitive with those of an appropriate peer group of companies and reflect the Company's performance against that peer group.

     *   Variable  pay,  in  the  form  of  annual   incentives   and  long-term
         stock-based compensation, is intended to create an incentive for superior performance from executive officers.

Base Salaries

Initially, base salaries for executive officers are set based upon a review of the responsibility level of each position and the relative pay levels for comparable positions at peer companies. Base salaries may be periodically increased as a result of an individual assuming increased responsibilities, as a result of competitive data indicating a meaningful change in base pay levels among peer companies or as a result of the Board of Directors increasing performance objectives and goals for the individual executive officer or the Company as a whole.

Annual Incentives

In making determinations to award incentive payments, the Compensation Committee reviews a variety of Company performance measures as well as the individuals' objectives and accomplishments. The source and amount of the annual incentives to be paid to the Company's executives is subjective, with consideration to revenue, operating income, net income, return on equity, and various other quantitative and qualitative assessments. The annual incentive payment for the Chief Executive Officer is based on a percentage of pre-tax profit of the Company for a given fiscal period plus subjective components.

Long-Term Incentives

The Company's current method of providing long-term incentive compensation opportunities to its executive officers is through the use of stock options. Stock options allow the recipient to purchase shares of the Company's Common Stock at a specified price, that is not less than its fair market value on the grant date, during a fixed period of time following the grant date. This period has typically been ten years. The Company believes that this form of long-term incentive is presently the best vehicle by which to link stockholder and management interests, because value is provided to recipients only if the Company's stock price increases.

The Compensation Committee is the administrator of the Company's stock option plans and has the authority to approve awards to executive officers and employees. The level of the awards granted is subjective and reflects the relative impact which a recipient is expected to have on future corporate results. In making this determination, the Committee considers the number of options held by the executive officer and the dilution effect such grants may have on existing stockholders.

Chief Executive Officer's Compensation and Company Performance

For the Fiscal Year Ended July 31, 1994 (as presented in the Notice and Proxy Statement dated November 17, 1994)

The Compensation  Committee  completed an individual  performance  review of the
Chief Executive Officer addressing such issues, among others, as individual contributions to the Company, strengths and weaknesses in making those contributions, and areas of responsibility the Chief Executive Officer was to focus on. During this review, the Committee examined Mr. Hackett's and the Company's performance. The Committee believed Mr. Hackett managed the Company well during the year even though the Company did not meet its fiscal 1994 net income goal. In particular, Mr. Hackett contributed significantly during the final four months of fiscal 1994 (when he served as Chief Executive Officer) by setting new directions for the Company for achieving its strategic goals. In recognition of his new responsibilities as Chairman and Chief Executive Officer, in addition to his responsibilities as President and Chief Operating Officer, the Committee increased Mr. Hackett's base salary by 7% and granted him options to purchase 50,000 shares of Common Stock. In addition, based on the Company's level of pre-tax profit in fiscal 1994, Mr. Hackett received a bonus of $5,000.

For the Transition Period Ended March 31, 1995

The Compensation  Committee  completed an individual  performance  review of the
Chief Executive Officer addressing such issues, among others, as individual contributions to the Company, strengths and weaknesses in making those contributions, and areas of responsibility the Chief Executive Officer is to focus on. During this review, the Committee examined Mr. Hackett's and the Company's performance. The Committee believes Mr. Hackett has positioned the Company for improved profitability and growth over the next several years. In particular, Mr. Hackett contributed most significantly by creating and presenting a comprehensive strategic plan for the Company which was adopted by the Board. He then made, in the Committee's opinion, substantial progress in the execution of the plan during the transition period. The Committee awarded Mr. Hackett a 6.6% increase in his base salary based on the Committee's subjective assessment of his performance for the transition period. The Committee also increased Mr. Hackett's base salary by an additional 3% to bring it more in line with competitive levels. The effective date for Mr. Hackett's base salary increase was deferred until the beginning of the second quarter of fiscal 1996. Based on the Company's level of pre-tax profit in the transition period ended March 31, 1995, Mr. Hackett received a bonus of $9,605. The Committee approved payment of a supplemental bonus for strategic accomplishments of $10,000, for a total bonus of $19,605 for the transition period. Mr. Hackett did not receive any non-director stock option grants for service during the transition period.

Section 162(m) of the Internal Revenue Code

The Committee has reviewed the Company's compensation plans in light of the Internal Revenue Code relating to the disallowance of deductions for compensation in excess of $1.0 million to certain executive officers. All compensation paid to executive officers for fiscal 1994 and the transition period ended March 31, 1995 is fully deductible. The Committee does not believe that Section 162(m) limitations will apply to compensation to be paid in fiscal 1996.

Compensation Committee
Thomas F. Hartley, Jr., Chairman
Thomas E. Linnen
William T. Walker, Jr.


Summary Compensation Table

The following table shows, for the transition period ended March 31, 1995 and for the fiscal years ending July 31, 1994, 1993 and 1992, the compensation of the Chief Executive Officer, the former Chief Executive Officer, and all executive officers of the Company with compensation exceeding $100,000:




                           SUMMARY COMPENSATION TABLE
                                                                                                   Long-Term
                                                                                                  Compensation
                                                                                                     Awards

                                                    Annual Compensation                          Securities
Name and                                                                                         Underlying
Principal Position                                   Year     Salary        Bonus                   Options
- - --------------------------------------------------------------------------------------------------------------------------

Roger B. Hackett                                  *  1995    $127,333     $ 19,605                   70,000  (4)
Chairman,                                            1994    $179,000     $  5,000                  220,000  (5)
Chief Executive Officer and                          1993    $ 79,962     $      0                   50,000
President  (1)                                       1992        -            -                          -

R. Terren Dunlap                                  *  1995        -            -                          -
Former Chairman and                                  1994    $187,012     $      0                  120,000  (4)
Chief Executive Officer (2)                          1993    $221,820     $      0                   20,000  (4)
                                                     1992    $272,090     $      0                  200,000  (6)

Kevin P. Sullivan                                 *  1995    $104,004     $  5,000                        0
Executive Vice President                             1994    $156,006     $      0                   30,000
Sales and Marketing  (3)                             1993    $142,079     $      0                   20,000
                                                     1992    $107,692     $      0                   40,000
- - --------------------------------------------


NOTE: Certain columns have been excluded because the information called for therein is not applicable to the Company or the individuals named above for the periods indicated.

    * Information reflects compensation for the eight month transition period from August 1, 1994 through March 31, 1995 as a result of the change in the Company's fiscal year.

(1) Mr.  Hackett  joined  the  Company in January  1993 as  President  and began serving as Chairman and Chief Executive Officer in March 1994.
(2) R. Terren Dunlap,  former Chairman and Chief Executive Officer, was included for the  fiscal  year  ended  July 31,  1994  because he served in the Chief
    Executive  Officer capacity during the first eight months of fiscal 1994. He was  reassigned as Special  Projects  Coordinator  in March 1994 and did not
    serve in an executive  officer  capacity during the transition  period ended
    March 31, 1995. As a result,  no  information  regarding Mr. Dunlap has been included for the transition period.
(3) Mr.  Sullivan joined the Company in September 1991 as Vice President - Sales
    and began serving as an executive officer in February 1993.
(4) Includes   options  to  purchase   20,000  shares   granted  from  the  1991
    Non-Statutory  Directors' Stock Option Plan (the "Directors' Plan") pursuant to stockholder-approved plan rules.
(5) Includes  options to purchase 10,000 shares granted from the Directors' Plan pursuant to  stockholder-approved  plan rules and a special  grant of 10,000 shares  granted from the Directors'  Plan pursuant to  shareholder  approval received at the 1993 Annual Meeting of Stockholders.
(6) Options to purchase  200,000  shares were granted from the  Directors'  Plan pursuant to  stockholder  approval  received  at the 1991 Annual  Meeting of
    Stockholders.

Non-cash personal benefits payable to executive officers during both the fiscal year ended July 31, 1994 and the transition period ended March 31, 1995, did not exceed, in the aggregate, the lesser of 10% of the cash compensation or $50,000 for any individual officer.


Stock Options

The following tables set forth grants of options to purchase shares of Common Stock of the Company made to the executive officers named in the Summary Compensation Table who served during the fiscal year ended July 31, 1994 and the eight month transition period ended March 31, 1995, respectively. The tables also set forth the potential realizable value of these options assuming a 5% and 10% compounded appreciation in the market value of the stock over the term of the option grants.



              OPTION GRANTS IN THE FISCAL YEAR ENDED JULY 31, 1994
                Individual Grants
- - ------------------------------------------------------------------------------------------------------------------

                                                                                             Potential
                                                                                             Realizable
                                                                                             Value at Assumed
                     Number         % of Total                                               Annual Rates of
                     of             Options                                                  Stock Price
                     Securities     Granted to                                               Appreciation for
                     Underlying     Employees                                                Option Term
                     Options        in the 1994        Price        Expiration
Name                 Granted        Fiscal Year      Per Share      Date               5%              10%
- - -----------------------------------------------------------------------------------------------------------------

Roger B. Hackett       110,000        26.7%           $2.6875       1/27/03          $185,917         $471,150
                       100,000        24.3%           $2.3875       8/02/03          $150,149         $380,506
                        10,000         2.4%           $2.6875       9/01/03          $ 16,902         $ 42,832

R. Terren Dunlap       100,000        24.3%           $2.3875       8/02/03          $150,149         $380,506
                        20,000         4.8%           $2.6875       9/01/03          $ 33,803         $ 85,664

Kevin P. Sullivan       30,000         7.3%           $2.3875       8/02/03          $ 45,045         $114,152


- - -----------------------------------------------------------------------------------------------------------------



The options granted to the individuals listed above were made at the fair market value of the Company's Common Stock on the date of grant and were fully vested following a six month holding period.




          OPTION GRANTS IN THE TRANSITION PERIOD ENDED MARCH 31, 1995
            Individual Grants
- - -----------------------------------------------------------------------------------------------------------------
                                                                                             Potential
                                                                                             Realizable
                                                                                             Value at Assumed
                     Number         % of Total                                               Annual Rates of
                     of             Options                                                  Stock Price
                     Securities     Granted to                                               Appreciation for
                     Underlying     Employees in                                             Option Term
                     Options        the Transition       Price        Expiration
Name                 Granted        Period             Per Share      Date                5%              10%
- - -----------------------------------------------------------------------------------------------------------------

Roger B. Hackett      50,000          21.3%             $1.875        9/01/04          $ 58,959         $149,413
                      20,000           8.5%             $1.875        9/01/04          $ 23,584         $ 59,765

Kevin P. Sullivan     20,000           8.5%             $1.75         8/15/04          $ 22,011         $ 55,781
- - -----------------------------------------------------------------------------------------------------------------------------


The options granted to the individuals listed above were made at the fair market value of the Company's Common Stock on the date of grant and were fully vested following a six month holding period.



Option Exercises and Holdings

The following table summarizes option exercises during the fiscal year ended July 31, 1994, by the executive officers named in the Summary Compensation Table and unexercised options held by these individuals on July 31, 1994.

AGGREGATED OPTION EXERCISES IN FISCAL 1994 AND FISCAL YEAR-END OPTION VALUES
- - --------------------------------------------------------------------------------

                                               Number of
                                               Securities         Value of
                                               Underlying         Unexercised
                                               Unexercised        In-the-Money
                                               Options at         Options at
                   Shares                      7/31/94 (#)        7/31/94 (1)
                   Acquired
                   on Exercise     Value       Exercisable/       Exercisable/
Name               (# of shares)   Realized    Unexercisable      Unexercisable
- - --------------------------------------------------------------------------------


Roger B. Hackett         -            -         270,000 / 0      $      0 / $0

R. Terren Dunlap         -            -         834,000 / 0      $436,000 / $0

Kevin P. Sullivan        -            -          90,000 / 0      $ 18,750 / $0

  (1) The closing price of the Company's Common Stock as reported for July 31, 1994 on the American Stock Exchange Composite Tape was $1.50.


The following table summarizes option exercises during the transition period ended March 31, 1995 by the individuals named in the Summary Compensation Table who served as executive officers during the transition period and unexercised options held by these individuals on March 31, 1995.

AGGREGATED OPTION EXERCISES IN TRANSITION PERIOD AND
PERIOD END OPTION VALUES
- - --------------------------------------------------------------------------------


                                               Number of
                                               Securities        Value of
                                               Underlying        Unexercised
                                               Unexercised       In-the-Money
                                               Options at        Options at
                   Shares                      3/31/95 (#)       3/31/95 (1)
                   Acquired
                   on Exercise     Value       Exercisable/      Exercisable/
Name               (# of shares)   Realized    Unexercisable     Unexercisable
- - --------------------------------------------------------------------------------


Roger B. Hackett         -            -        340,000 / 0       $  2,189 / $0

Kevin P. Sullivan        -            -        120,000 / 0       $ 28,906 / $0

  (1) The closing price of the Company's Common Stock as reported for March 31, 1995 on the American Stock Exchange Composite Tape was $1.90625.


Executive Separation Agreements

     The Company has Separation Agreements with Roger B. Hackett and R. Terren Dunlap. The Agreement with Mr. Dunlap, former Chairman and Chief Executive Officer, was amended effective August 2, 1994. The Amendment provided for the reassignment of Mr. Dunlap as Special Projects Coordinator, retained the existing employment termination benefits but provided for an offset against the base salary component of those (potential) benefits with base salary paid under his reassignment. The Separation Agreement with Mr. Dunlap, as amended, provides that:

    (a) as Special Projects Coordinator, Mr. Dunlap is entitled to the same annual base salary that he was receiving in his former capacity as Chairman and Chief Executive Officer, for a period extending through October 18, 1996;

    (b) in the event that Mr. Dunlap's employment is terminated as a result of a "takeover" of the Company, Mr. Dunlap shall receive 2.99 times his annual base salary in a lump sum payment, offset by the amount of base salary previously received as Special Projects Coordinator;

    (c) in the event that either the Company's Board or Mr. Dunlap initiates Mr. Dunlap's separation (absent a "takeover"), Mr. Dunlap shall receive: (i) payments equal to two (2.0) times his gross annual base salary, payable in equal installments timed to coincide with the Company's payroll period, over two years, offset by the amount of base salary previously received as Special Projects Coordinator; and (ii) all standard employee benefits, including Company-paid health insurance, over the two year period.

The Separation Agreement with Roger B. Hackett provides that if Mr. Hackett's employment is terminated, Mr. Hackett shall be entitled to receive:

    (a) in the event that Mr. Hackett's employment is terminated as a result of a "takeover" of the Company, Mr. Hackett shall receive 2.99 times his annual base salary in a lump sum payment;

    (b) in the event that the Company's Board initiates Mr. Hackett's separation (absent a "takeover"), Mr. Hackett shall receive: (i) payments equal to 1/4 times each year of employment up to a maximum of one (1.0), plus one (1.0), times his gross annual base salary, payable in equal installments timed to coincide with the Company's payroll period, over the applicable period (i.e. with two years of service, Mr. Hackett would be entitled to receive one and one-half (1.5) times his gross annual base salary payable in equal installments over eighteen months); and (ii) all standard employee benefits, including Company-paid health insurance, over the same period; and

    (c) in the event Mr. Hackett initiates separation with a minimum of ninety days notice, Mr. Hackett shall receive: (i) payments equal to 0.125 times each year of employment up to a maximum of one (1.0), plus one-half (0.5), times his gross annual base salary, payable in equal installments timed to coincide with the Company's payroll period, over the applicable period (i.e. with two years of service, Mr. Hackett would be entitled to receive three-quarters (0.75) times his gross annual base salary payable in equal installments over nine months); and (ii) all standard employee benefits, including Company-paid health insurance, over the same period.

Both Mr. Dunlap's and Mr. Hackett's Separation Agreements provide for extension of the right to exercise options to purchase Common Stock for the maximum period, not to exceed seven years, permitted by the plans under which such options were granted. The Agreements continue in full force and effect during the life of the Corporation or its successors and/or assigns, unless amended or terminated with the consent of both parties.


STOCK PERFORMANCE GRAPH

The following performance graph compares the yearly change since July 31, 1989 in cumulative return on the Common Stock of the Company to the AMEX Market Value Index (Broad Market Index) and a Company-constructed Industry Peer Index. The Industry Peer Index shown below is comprised of companies competing either solely or substantially within the consumer electronics industry with common stock or ADRs traded on an exchange within the United States. Each company's stock performance is weighted within the Industry Peer Index by its relative market capitalization. The graph assumes $100 was invested on July 31, 1989 and shows the cumulative total return as of each July 31 thereafter through the fiscal year ended July 31, 1994 and as of the eight month transition period ended March 31, 1995.




Stock Performance Graph - Data Summary Table


                            Cumulative Total Return
                 7/31/89   7/31/90   7/31/91  7/31/92  7/31/93  7/31/94  3/31/95
                 -------   -------   -------  -------  -------  -------  -------
Go-Video, Inc.       100        84        12       39       34       20       26
Peer Index           100       103        80       60       80      106      102
Amex Market Value    100        94        98      103      116      116      123


Companies comprising the Industry Peer Index are: Akai Electric, Ltd., Audiovox Corp., Boston Acoustics Inc., Carver Corp., Cobra Electronics Corp., Harman International Industries Inc., Hitachi Ltd., International Jensen Inc., Koss Corp., Matsushita Electronics Industries Ltd., Philips Electronics NV, Pioneer Electronic Corp., Polk Audio Inc., Recoton Corp., Sanyo Electronics Ltd., Sony Corp., Victor Company Japan Ltd., Wells Gardner Electronics Group, and Zenith Electronics Corp. Kloss Video was dropped from the peer index in fiscal 1994 because their stock no longer trades in the public market.





                                   PROPOSAL 2
                          TO AMEND THE GO-VIDEO, INC.
                       1991 DIRECTORS' STOCK OPTION PLAN

In 1991, shareholders of the Company approved the 1991 Directors' Stock Option Plan (the "Directors' Plan"). In 1993, shareholders approved amendments to the Directors' Plan to increase the number of options automatically granted per year, change the annual grant date, and ratify certain option grants The Directors' Plan is a key component of the Company's compensation to directors and ties the directors' personal financial interests directly to an increase in the market price of the Company's Common Stock.

Summary of the Proposal

To enhance the effectiveness of the Directors' Plan, the Board of Directors of the Company has approved a proposal (the "Proposal") to amend the Directors' Plan, subject to approval by shareholders at the Annual Meeting as required by its terms. The Board of Directors believes that the Proposal will promote the achievement of long-term objectives of the Company by further linking the personal interests of the directors to those of the shareholders and in aiding the Company in attracting and retaining directors of outstanding competence. With approval by the shareholders, the proposed amendments to the Directors' Plan would become effective as of June 15, 1995. A summary of the Proposal is set forth below.

Increase in Total Number of Shares That May Be Issued, Transferred or Exercised Pursuant to Options Granted Under The Directors' Plan

The Proposal would increase the number of shares of Common Stock that could be issued, transferred or exercised pursuant to options granted under the Directors' Plan from 500,000 to 750,000. As of June 15, 1995, the Directors' Plan had available for future issuance options to purchase 61,000 shares of Common Stock. Under the formula approved by Shareholders at the 1993 Annual Meeting, a total of 70,000 shares would be required to provide for the September 1, 1995 grant. The Proposal would provide sufficient shares of Common Stock for future issuance over the next four years, given the current issuance formula and size of the Board.

Addition of Initial Grant of Options For a New Director Entering Service

The Proposal would provide for an initial pro-rata grant of options to new directors upon joining the Board. The current Plan provides only for annual grants for directors on September 1st. As a result, a director appointed or elected to the Board subsequent to September 1 would serve until September 1st of the following year before receiving any options under the Plan. The Board of Directors believes that it is in the best interests of the shareholders to tie the personal financial interests of all directors, including those new to the Board, directly to an increase in the market price of the Company's Common
Stock. Under this proposal, the initial grant would be proportional to the number of months of service before the annual September 1 grant. For example, if a director were appointed on January 20, the initial grant under this amendment would be calculated as:

  number of complete months before September 1 divided by 12   =    7/12
  times 10,000 shares                                          =    5,833 shares

The initial grant to a new director using the above example would be options to purchase 5,833 shares of Common Stock, with a grant date of January 20 at the then fair market value of the underlying Common Stock.

Extension of the Expiration Date of Options For a Director Leaving Service

The Plan currently provides for an expiration date of newly issued options to the earlier of ten years or one year after leaving service as a director. The Proposal would change the expiration date of newly issued options to the sooner of ten years from issuance or three years after leaving service as a director. Because a significant component of a director's responsibilities lies in setting the strategic direction of the Company, the value of which is not always realized within a year, the Board believes that the proposed amendment would continue to align the financial interests of directors who would not be standing for reelection with long-term strategic enhancements to shareholder value.

New Plan Benefits

The following table sets forth the number of stock options that will be granted under the Directors' Plan to each of the named executives and to each of the other specified groups. The Proposal increases the number of shares available for issuance under the Directors' Plan, but, assuming no new directors are elected, does not otherwise affect the number of options that would be issued in 1995 under the Directors' Plan.

                               New Plan Benefits
         Go-Video, Inc. 1991 Nonstatutory Directors' Stock Option Plan
- - --------------------------------------------------------------------------------
Name and Position           Grant Date    $ Value         Number of Units
                                                       (Shares of Common Stock)
- - --------------------------------------------------------------------------------


Roger B. Hackett              09/01/95       NA               20,000
Chairman, Chief Executive
Officer, and President

R. Terren Dunlap              09/01/95       NA               10,000
Former Chairman and
Chief Executive Officer

Kevin P. Sullivan                                               None
Executive Vice President
Sales and Marketing

Executive Officer Group       09/01/95       NA               20,000

Non-Executive Officer         09/01/95       NA               10,000
  Group

All Employees as a Group      09/01/95       NA               30,000

Non-Employee Directors        09/01/95       NA               40,000
  as a Group

Summary of the Material Provisions of the 1991 Directors' Stock Option Plan That Are Not Affected by the Proposal

The Board of Directors and stockholders of the Company adopted the Directors' Plan effective November 1991 for directors of the Company. The Directors' Plan provides for the automatic annual grant of stock options to eligible participants. Only the Chairman of the Board and directors of the Company are eligible to participate in the Directors' Plan. The Directors' Plan authorizes the granting of options to purchase an aggregate of 500,000 (750,000 if the Proposal is adopted) shares of Company Common Stock. If any option granted under the Directors' Plan terminates, expires, or lapses for any reason, the shares subject to purchase pursuant to such options are again available for grant under the Directors' Plan. The Directors' Plan is administered by the Board of Directors or any committee appointed by the Board (the "Committee"). The
Committee has the full power, discretion, and authority to interpret and administer the Directors' Plan; however, the Committee in no event has any power to determine eligibility, or to determine the number, value, vesting period or timing of awards to be made under the Directors' Plan.

As currently structured, on September 1 of each calendar year, the Chairman of the Board is automatically granted options to purchase 20,000 shares of Common Stock and each other director is automatically granted options to purchase 10,000 shares of Common Stock. The exercise price for all options is the fair market value on the date of grant ($1.9375 at June 23, 1995). Each option granted expires on the 10th anniversary date of its grant unless earlier terminated in accordance with the Directors' Plan. Participants are entitled to exercise such options at any time six (6) months after date of grant. The adoption by the shareholders of Proposal 2 would add an initial grant of options to purchase shares of Common Stock for new directors and would (potentially) extend the expiration date for directors upon leaving service.

The Board may terminate, amend, or modify the Directors' Plan at any time (except that plan provisions relating to the amount, price, and timing of securities to be awarded may not be amended more than once every six (6) months other than to comport with changes in the Internal Revenue Code, ERISA, or the regulations promulgated thereunder); provided, however, that stockholder approval is required for any amendment that would materially increase the benefits accruing to directors under the Directors' Plan, materially increase the number of securities subject to the plan, or materially modify the eligibility requirements; and provided further that the consent of the director is required to any amendment which would alter, terminate, or impair options previously granted to the director. The Directors' Plan shall remain in effect until all shares subject to it have been either purchased or acquired in accordance with the terms; however, in no event may an award be granted under the Directors' Plan after October 31, 2001.

Upon exercise of a stock option, the purchase price must be paid in full in either cash or its equivalent or by tendering previously acquired shares of Company Common Stock with a fair market value at the time of exercise equal to the exercise price (provided such shares have been held for at least six (6) months prior to tender). The Committee may also allow cashless exercises or by any other means that the Committee determines to be consistent with the purpose of the Directors' Plan as permitted under applicable law.

Federal Income Tax Consequences

The following discussion of certain relevant federal income tax effects applicable to stock options granted under the Directors' Plan is a brief summary only, and reference is made to the Code and the regulations and interpretations issued thereunder for a more complete statement of relevant federal tax consequences.

A participant receiving nonqualified stock options will not recognize taxable income at the time of grant. At the time the nonqualified stock option is exercised, the participant will recognize ordinary taxable income in an amount equal to the difference between the amount paid for the shares and the fair market value of the Company's Common Stock on the date of exercise. The Company will be entitled to a concurrent deduction equal to the ordinary income recognized by the participant.

Upon a subsequent disposition of the Company Common Stock acquired through exercise of a nonqualified stock option, the participant will realize capital gain or loss to the extent of any intervening appreciation or depreciation. The Company will not be entitled to any further deduction at that time.

Text of the 1991 Directors' Stock Option Plan

A copy of the Directors' Plan as amended to reflect the Proposal is attached to this Proxy Statement as Exhibit A and is incorporated herein by reference. The provisions of the Directors' Plan added by the Proposal are underlined, and the provisions deleted by the Proposal are crossed out with a solid line, in the attached exhibit. The foregoing description of the Proposal and the Directors' Plan is qualified in its entirety by reference to the full text of the 1991 Directors' Stock Option Plan set forth in Exhibit A.

Vote Required

Adoption of the Proposal to amend the 1991 Directors' Plan requires approval by a majority of the holders of the outstanding shares of Company Common Stock present at the 1995 Annual Meeting and entitled to vote thereon.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the Proposal to amend the 1991 Directors' Stock Option Plan.


          PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information, as of June 23, 1995, concerning shares of Common Stock beneficially owned by each stockholder known by the Company to be the beneficial owner of more than five percent of the Common Stock, by directors, named executive officers, and by all directors and executive officers of the Company as a group. The information presented is based upon information furnished to the Company by the beneficial owners.

Name and address of               Number of shares                Percent of
beneficial owner                  beneficially owned (3)      outstanding shares
- - -------------------               ----------------------      ------------------
Ralph Weil (1)                          591,200                      5.2%
R. Terren Dunlap (2)                    808,458 (4)                  6.7%
Roger B. Hackett (2)                    341,000 (5)                  2.9%
Kevin P. Sullivan (2)                    98,700 (6)                 **
William T. Walker, Jr. (2)               59,450 (7)                 **
Thomas F. Hartley, Jr. (2)               36,000 (8)                 **
Thomas E. Linnen (2)                     20,000 (9)                 **
Ralph F. Palaia (2)                      10,000                     **

All officers and directors
  as a group (9 persons)              1,474,188 (10)                11.6%

**   Less than 1.0%

- - --------------------------------------
(1) The address of this beneficial owner is 2 Crossfield Avenue, West Nyack, New York 10994. The information contained herein was obtained from a Schedule 13D dated September 21, 1994 on file with the Securities and Exchange Commission. The Company makes no representation as to the accuracy or completeness of the information reported.
(2) The address of each beneficial owner is 14455 N. Hayden Rd., Ste. 219, Scottsdale, Arizona 85260.
(3) All options and warrants indicated are exercisable within 60 days.
(4) Includes options and warrants to acquire 774,718 shares.
(5) Includes options to acquire 340,000 shares.
(6) Includes options to acquire 85,000 shares.
(7) Includes options and warrants to acquire 58,450 shares.
(8) Includes options to acquire 33,000 shares.
(9) Includes options to acquire 20,000 shares.
(10)Includes options and warrants to acquire 1,411,248 shares.


                              CERTAIN TRANSACTIONS

Richard L. Barrett, a director of the Company until December 8, 1994, is a shareholder of Richard L. Barrett, P.C., a law firm that performed legal services billed at hourly rates for the Company. During fiscal 1994, fees paid to Richard L. Barrett, P.C. totaled $103,698. During the transition period ended March 31, 1995, no fees were paid to Richard L. Barrett, P.C. Thomas F. Hartley, Jr., a director of the Company, is the President of Johnson & Higgins of Arizona, an insurance brokerage firm that obtains bids from and administers the Company's relations with commercial, ocean marine, and directors' and officers' liability insurance carriers. During fiscal 1994, Johnson & Higgins of Arizona earned $25,886 in brokerage commissions on insurance premiums paid of $161,068. During the transition period ended March 31, 1995, Johnson & Higgins of Arizona earned $7,060 in brokerage commissions on insurance premiums paid of $51,600. Mark A. Sullivan is the principal of Total Market Sales Inc., an independent manufacturers' representative who represents the Company, along with other consumer electronic and personal computer firms, in the mid-Atlantic sales region. Mark A. Sullivan is the brother of Kevin P. Sullivan, an executive officer of the Company. During fiscal 1994, sales commissions paid to Total Market Sales Inc. totaled $86,096. During the transition period ended March 31, 1995, sales commissions paid to Total Market Sales Inc. totalled $79,785. Sales commissions were paid to Total Market Sales at the same percentage of revenue rate as were the majority of the Company's other independent manufacturers' representatives. Ralph F. Palaia, a director of the Company, is the principal and President of Ralph F. Palaia & Assoc., which among other services provides sales and marketing consultation. The Company signed a one year sales and marketing consulting agreement with Ralph F. Palaia & Assoc. effective April 1, 1995 through March 31, 1996, in which the Company will pay a monthly retainer of $6,000 plus reimbursable direct expenses in exchange for sales and marketing consulting services.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Thomas F. Hartley, Jr., Thomas E. Linnen, William T. Walker, Jr., and, until December 8, 1994, Richard L. Barrett, all of whom are or were non-employee directors, serve(d) on the Compensation Committee. Mr. Barrett is a shareholder of Richard L. Barrett, P.C., a law firm that performed legal services billed at hourly rates for the Company during fiscal 1994. During fiscal 1994 and the transition period ended March 31, 1995, fees paid to Richard L. Barrett, P.C. totalled $103,698 and $0, respectively. Mr. Hartley is the President of Johnson & Higgins of Arizona, an insurance brokerage firm that obtains bids from and administers the Company's relations with commercial, ocean marine, and directors' and officers' liability insurance carriers. During fiscal 1994, Johnson & Higgins of Arizona earned $25,886 in brokerage commissions on insurance premiums paid of $161,068. During the transition period ended March 31, 1995, Johnson & Higgins of Arizona earned $7,060 in brokerage commissions on insurance premiums paid of $51,600.

                            SECTION 16 REQUIREMENTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Based solely on its review of the copies of such forms received by it, the Company believes that during fiscal year 1994 and the transition period ended March 31, 1995, all filing requirements applicable to its directors, officers, and greater-than-10% beneficial owners were complied with, except that a transaction that should have been included in the Form 4 for R. Terren Dunlap that was filed on September 10, 1994 was reported on an amended Form 4 filed on February 13, 1995.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The principal independent public accounting firm utilized by the Company during the fiscal year ending July 31, 1994 and the transition period ended March 31, 1995 was Deloitte and Touche, independent certified public accountants (the "Auditors"). It is presently contemplated that the Auditors will be retained as the principal accounting firm to be utilized by the Company during the current fiscal year, although such selection won't be finalized until the end of the fiscal year. It is anticipated that a representative of the Auditors will attend the Annual Meeting for the purpose of responding to appropriate questions. At the meeting, a representative of the Auditors will be afforded an opportunity to make a statement if the Auditors so desire.

                            REPORTS TO STOCKHOLDERS

The Company has mailed this Notice and Proxy Statement and a copy of its 1995 Annual Report to each stockholder entitled to vote at the Annual Meeting. Included in the 1995 Annual Report are the Company's financial statements for the transition period ended March 31, 1995. The Company's 1995 Annual Report is not to be regarded as proxy soliciting material.

                           PROPOSALS BY STOCKHOLDERS

Any stockholder proposal which is intended to be presented at the next annual meeting must be received at the Company's principal executive offices by no later than March 19, 1996, if such proposal is to be considered for inclusion in the Company's Proxy Statement and Form of Proxy relating to such meeting.

                                 OTHER BUSINESS

The meeting is being held for the purposes set forth in the Notice which accompanies this Proxy Statement. The Board is not presently aware of any business to be transacted at the meeting other than the business described in the Notice.


                                     Go-Video, Inc.


                                     DOUGLAS P. KLEIN

                                     Douglas P. Klein
                                     Vice President, Finance
                                       Secretary, Treasurer

July 17, 1995

EXHIBIT A

                                 GO-VIDEO, INC.
                          1991 NONSTATUTORY DIRECTORS'
                               STOCK OPTION PLAN


1.  PURPOSE OF THE PLAN.

    The purpose of the Go-Video, Inc. 1991 Nonstatutory Directors' Stock Option Plan (the "Plan") is to encourage ownership in Go-Video, Inc., a Delaware corporation (the "Company") by Directors, to strengthen the ability of the Company to attract and retain the services of experienced and knowledgeable individuals as Directors of the Company and to provide those individuals with a further incentive to work for the best interests of the Company and its shareholders.

2.  DEFINITIONS.

    For purposes of the Plan, the following terms will have the meaning set forth herein:

    (a)      "Board" means the Board of Directors of the Company.

    (b)      "Company" means Go-Video, Inc. and any successor thereto.

    (c) "Date of Grant" means the first business day in September of the year in which Options are granted to Participants as provided in
             Section 5, with the exception of the January 27, 1993 grants.

    (d) "Director" means an individual (including an employee of the Company) who is a member of the Board of Directors of the Company.

    (e) "Fair Market Value" means the closing bid price for the Stock on the American Stock Exchange ("ASE") as reported in the Wall Street Journal for the date that Fair Market Value is to be determined, or if no such bids were made on such date, the closing bid price for the Stock on the ASE as reported in the Wall Street Journal for the immediately succeeding date on which such bids were made.

    (f) "Option" means an option to purchase Stock granted in accordance with Section 5.

    (g) "Participant" means a Director who has been granted an Option pursuant to paragraph 5.

    (h) "Plan" means the Go-Video, Inc. 1991 Nonstatutory Directors' Stock Option Plan, as the same may be amended from time to time.

    (i) "Stock" means the Common Stock of the Company as defined in the Company's Articles of Incorporation or such other stock that is substituted therefor as provided in Section 6 of the Plan.

3.  SHARES OF STOCK SUBJECT TO THE PLAN.


    (a) Subject to the provisions of Section 3(c) and Section 6 of the Plan, the aggregate number of shares of Stock that may be issued, transferred or exercised pursuant to Options granted under the Plan will not exceed [(delete): Five Hundred Thousand (500,000)] [(add):
             SEVEN HUNDRED FIFTY THOUSAND (750,000)] shares.

    (b) The shares to be delivered under the Plan may be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company or (iii) previously issued and outstanding shares of Stock reacquired by the Company, including shares purchased on the open market.

    (c) To the extent that an Option lapses or the rights of a Participant thereto terminate, any shares of Stock subject to such Option will again be available for the grant of an Option.


4.  ADMINISTRATION OF THE PLAN.

    The Board will administer the Plan; provided, however, that the Board may appoint a committee of two (2) or more directors to administer the Plan if deemed necessary or advisable in order to comply with the exemptive rules promulgated pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Grants of Options under the Plan and the amount, price and timing of the awards to be granted will be automatic as described in
Section 5. However, all questions of interpretation of the Plan will be determined by the Board or the Board committee, as applicable, and such determination will be final and binding upon all parties.

5.  STOCK OPTIONS.

    (a) As of the Date of Grant in 1991, the Company shall grant an Option to each Director for the number of shares of Stock determined pursuant to the following table:

                      Position                  Option Shares
                      --------                  -------------

                      Chairman of the Board     200,000
                      All Other Directors        20,000


             On the Date of Grant in 1992, the Company shall grant an Option to each Director for the number of shares of Stock determined pursuant to the following table:

                      Position                  Option Shares
                      --------                  -------------

                      Chairman of the Board     20,000
                      All Other Directors        3,000


             As of January 27, 1993, the Company shall grant Options to purchase 10,000 shares of Common Stock to each of Richard L. Barrett, Roger
             B. Hackett, and Thomas F. Hartley, Jr.

             On the Date of Grant in 1993 and in each year thereafter until the termination of the Plan, the Company shall grant an Option to each Director for the number of shares of Stock determined pursuant to the following table:

                      Position                  Option Shares
                      --------                  -------------

                      Chairman of the Board     20,000
                      All Other Directors       10,000

             [(add): EFFECTIVE FOR DIRECTORS WHO FIRST COMMENCE SERVICE ON THE BOARD ON OR AFTER JUNE 15, 1995, UPON BEING APPOINTED OR ELECTED, EACH DIRECTOR SHALL BE GRANTED A NUMBER OF OPTIONS AT THE FAIR MARKET VALUE ON SUCH DATE WHICH SHALL EQUAL 10,000 MULTIPLIED BY A FRACTION, THE DENOMINATOR OF WHICH IS 12 AND THE NUMERATOR OF WHICH IS THE NUMBER OF FULL CALENDAR MONTHS FROM THE DATE THE DIRECTOR IS FIRST APPOINTED OR ELECTED TO THE FOLLOWING SEPTEMBER 1ST.]


    (b) The per share exercise price of any Option shall be equal to Fair Market Value on the Date of Grant.

    (c) Each Option under the Plan may be exercised at any time during the period beginning six (6) months after the latter to occur of (i) its Date of Grant or (ii) the effective date of the Plan (see
             Section 10), and ending on the date which is ten (10) years after its Date of Grant. In addition, at least six (6) months must elapse between a Participant's receipt of an Option and the disposition of the Stock obtained upon the exercise of such Option. Notwithstanding the foregoing, if a Participant ceases to be a Director for any reason, any outstanding Options held by that Participant shall expire on the [(delete): first] [(add): THIRD] anniversary of the date on which the Participant ceased to be a Director, unless such Options expire sooner by their terms.

    (d) Options shall be evidenced by a written instrument and shall not include any terms and conditions which are inconsistent with the provisions of the Plan.

    (e) Options may be exercised by written notice to the Company, accompanied by payment in full in cash or by check, in shares of Stock having a Fair Market Value equal to the exercise price provided that such shares have been held for at least six (6) months as of the date of exercise, by delivery to the Company of a promissory note with such collateral as the Board, in its discretion, determines to be sufficient, or in a combination of the foregoing. As an alternate, payment of the Option exercise price may, in the discretion of the Board, be made as provided in Section 5(f).

    (f) In its discretion, the Board may assist Participants in paying the exercise price of Options by:

             (i) Causing the Company to extend a loan to a Participant or to guarantee a loan obtained by the Participant from a third party; or

             (ii) Authorizing payment of the Option exercise price in installments over such period and subject to such terms and conditions as the Board shall determine.

 6. DILUTION AND OTHER ADJUSTMENTS.

    In the event of any change in the outstanding Stock by reason of any stock dividend, stock split, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event, the number or kind of shares subject to any outstanding Option, and the Option price per share under any outstanding Option, will be automatically adjusted so that the proportionate interest of the Participants will be maintained as before the occurrence of any such event. Any adjustment in outstanding Options will be made without change in the total Option exercise price applicable to the unexercised portion of such Options and with a corresponding adjustment in the Option exercise price per share. Any adjustment permitted by this Section 6 will be conclusive and binding for all purposes of the Plan.

7.  GENERAL PROVISIONS.

    (a) Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Participant any right to continue to serve as a Director for any period of time.

    (b) Neither a Participant nor any beneficiary or other person claiming under or through such Participant will have any right, title or interest in any shares of Stock allocated or reserved under the Plan or subject to any Option except as to such shares of Stock, if any, that have been issued or transferred to such Participant or beneficiary or other person claiming under or through the Participant.

    (c) No Option may be exercised by any person other than the Participant or his or her guardian or legal representative during the Participant's lifetime. No Option or any other right under the Plan, contingent or otherwise, will be transferable, assignable or subject to any encumbrance, pledge or charge of any nature, other than by will or the laws of descent and distribution.

    (d) The grant of Options and the obligation of the Company to issue or transfer Stock as a result of the exercise of an Option under the Plan will be subject to the requirements of all applicable laws, rules and regulations and to such approval by government agencies and/or the securities exchanges on which the Stock is listed as may be required or deemed advisable by the Company. As a condition precedent to the grant of any Option or the issuance or transfer of shares pursuant to the exercise of any Option, the Company may require the Participant to take any reasonable action to meet such requirements or to obtain such approvals. The Company will be under no obligation to register under the Securities Act of 1933, as amended (the "Securities Act"), any of the shares of Stock issued or transferred as a result of the Plan. The Company will have the right to restrict the transferability of shares of Stock issued or transferred under the Plan in such manner as it deems necessary or appropriate to insure the availability of any exemption from registration under the Securities Act that may be available.

    (e) The Board and each member thereof will be indemnified and held harmless by the Company against any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by it or any member thereof in connection with or resulting from any claim, action, suit or proceeding as a result of any action or failure to act under the Plan.

    (f) Except as expressly provided in Section 8 below, nothing herein contained is intended to limit in any way, the compensation to be paid or the benefits to be provided by the Company to any Director.

8.  AMENDMENT OF THE PLAN.

    The Board may amend the Plan at any time; provided, however, that (a) Plan provisions relating to the amount, price and timing of securities to be awarded under the Plan may not be amended more than once every six (6) months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or the rules thereunder, (b) no Plan amendment will, without the Participant's consent, alter, terminate or impair any right or obligation under any Option previously granted under the Plan, except as expressly provided under the terms of the Plan and (c) shareholder approval is required for any Plan amendment (including those described in clauses (a) and (b) of this Section 8) that would materially increase the benefits accruing to Participants under the Plan, materially increase the number of securities which may be issued under the Plan or materially modify the requirements as to eligibility for participation in the Plan.

9.  TERMINATION OF THE PLAN.

    The Plan will terminate upon the earlier of the following dates or events to occur:

    (a) upon the adoption of a resolution of the Board terminating the Plan or

    (b)      the date ten (10) years after the effective date of the Plan.

    The termination of the Plan will not affect the validity of any Option outstanding on the date of termination.

10. EFFECTIVE DATE OF THE PLAN.

    The Plan is effective November 1, 1991, subject to and conditioned upon subsequent approval of the Plan by the shareholders of the Company. The Plan and the grant of Options thereunder will be void ab initio and of no force and effect if the Company's shareholders do not approve the Plan.

REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GO-VIDEO, INC.

         THE UNDERSIGNED Stockholder(s) of GO-VIDEO, INC. (the "Company"), 14455 North Hayden Road, Suite 219, Scottsdale, Arizona 85260, hereby appoints Roger
B. Hackett and Douglas P. Klein, and each of them individually, as proxy with full powers of substitution, to cast all votes which undersigned would be entitled to vote at the Annual Meeting of the Stockholders of the Company to be held at 8:00 a.m., Mountain Standard Time, on August 29, 1995, at the Orange Tree Resort, 10601 North 56th Street, Scottsdale, Arizona, and all adjournments thereof, with all powers the undersigned would possess if personally present, and particularly (without limiting the generality of the foregoing) to vote and act.

1.       Election of the following Directors:

Terms Expiring at the 1998 Annual Meeting:     Thomas E. Linnen
                                                     and
                                             William T. Walker, Jr.


         FOR all nominees  [ ]         WITHHOLD authority  [ ]
           listed above                  to vote for all nominees listed above

To withhold authority for any individual nominee, write that nominee's name in the space provided below:

- - -------------------------------------------------------------------

2.       Amendments to the Go-Video, Inc. 1991
         Nonstatutory Directors' Stock Option Plan.

                  FOR   [ ]            AGAINST  [ ]

3. In the discretion of the proxy holders on such matters as may properly come before the meeting or any adjournment thereof.

NOTE:  THE COMPANY KNOWS OF NO OTHER BUSINESS TO COME BEFORE THE MEETING.

         The Proxy Holders intend to vote FOR all the nominees indicated above and for Proposal 2 unless marked to the contrary. If any other business should come before the meeting, this Proxy will be voted in accordance with the best judgement of the proxy holders. This Proxy will be used only at the August 29, 1995 Annual Meeting or any adjournment(s) thereof.

         The undersigned hereby acknowledges receipt of the accompanying Notice of Annual Meeting and Proxy Statement dated July 17, 1995, prior to signing this Proxy.

         The Board of Directors recommends a VOTE FOR the election of the proposed directors and for Proposal 2. Please sign, date and return this Proxy today in the envelope provided. PLEASE SIGN EXACTLY AS NAMES APPEAR ON THIS PROXY. ONLY ONE SIGNATURE IS NEEDED FOR SHARES OF COMMON STOCK OWNED JOINTLY.




- - ------------------------------          ----------------------------------------
           Date                                       Signature(s)